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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         I consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated March 22, 2005 (December 7, 2005 as to Note 14 and as to the effects of the restatement discussed in Note 14), with respect to the financial statements of DirectView, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                                SHERB & CO., LLP
                                           Certified Public Accountant



Boca Raton, Florida
February 14, 2006